UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 7, 2015

PDI, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
(Address, including zip code, of Principal Executive Offices)

(862) 207-7800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 7, 2015, PDI, Inc. (the “Company”), in connection with cost-cutting measures being implemented across the Company, entered into an Amendment Agreement (the “Amendment”) with Nancy S. Lurker, the Company’s Chief Executive Officer. On December 7, 2015, the Board of Directors of the Company (the “Board”) also formally appointed Ms. Lurker as President of the Company. Ms. Lurker, age 58, has served as the Company’s Chief Executive Officer and as a member of the Board since 2008. Ms. Lurker serves at the discretion of the Board. There are no family relationships between Ms. Lurker and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Amendment modifies two agreements by and between the Company and Ms. Lurker that govern the terms of Ms. Lurker’s employment with the Company: the Employment Separation Agreement (the “Employment Agreement”), dated November 12, 2008, and the PDI, Inc. Term Sheet – New Hire Chief Executive Officer (the “Term Sheet”), dated March 2011. The Amendment reduces Ms. Lurker’s annual base salary to $300,000, effective December 1, 2015, but maintains references to her previous annual base salary of $566,500 for purposes of calculating her bonus and severance benefits under the Employment Agreement and Term Sheet.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
On December 7, 2015, the Company issued a press release to announce its implementation of a broad based program to maximize efficiencies, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Amendment Agreement, dated December 7, 2015, by and between PDI, Inc. and Nancy S. Lurker.
99.1	Press Release issued by PDI, Inc. on December 7, 2015.

Additional Information About the Proposed Sale and Where to Find it
The Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement with respect to the proposed sale of the Company’s Commercial Services (“CSO”) segment on November 23, 2015.  Investors and stockholders of the Company are urged to read the proxy statement and any other relevant materials filed with the SEC with respect to the proposed transaction when they become available because they contain, or will contain, important information about the Company and the transaction.  The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by directing such requests to PDI, Inc., Attention: Chief Financial Officer, Morris Corporate Center I, Building A, 300 Interpace Parkway, Parsippany, NJ 07054, telephone number (800) 242-7494.  Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials (when they become available) before making any voting or investment decision with respect to the proposed transaction.
Participants in the Solicitation
The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction.  Information about the directors and executive officers, including their interests in the transaction, are included in the Company’s definitive proxy statement relating to the proposed sale of the CSO segment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, Inc.

Date: December 8, 2015	By: /s/ Graham G. Miao Graham G. Miao
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

10.1	Amendment Agreement, dated December 7, 2015, by and between PDI, Inc. and Nancy S. Lurker.
99.1	Press Release issued by PDI, Inc. on December 7, 2015.